Propanc Biopharma Inc.
OTCQB: PPCH
May 2017
www.propanc.com

Overview

Propanc Biopharma is a clinical stage biopharmaceutical company developing new cancer treatments for solid tumors. Propanc has developed a formulation of anti-cancer compounds designed to control or prevent tumors from recurring and spreading throughout the body by using proenzymes, which are inactive precursors of enzymes.

Propanc intends to target patients with limited therapeutic options for treatment of solid tumors, initially colorectal, ovarian or pancreatic tumors. Propanc is also developing its lead product, PRP, to treat early stage cancer and pre-cancerous diseases and as a preventative measure for patients at risk of developing cancer, based on genetic screening.

Stock Data

Price (5-04-16)	$1.72
Market Cap	$6.29M
Avg. Daily Volume	18,634
Float	3.06M
Outstanding Shares	3.66M
52 week High and Low	$8.00 / $1.00

PRP is designed to eradicate Cancer Stem Cells

- Mixture of two proenzymes, trypsinogen & chymotrypsinogen from bovine pancreas.
- PRP induces cell differentiation, converting cancerous cells into normal cells.
- PRP is a patented approach that:
  - Suppresses tumor metastasis and relapse.
  - Complements conventional anti-cancer therapies.
  - Is safe at specified dosages with minimal toxicity.
  - Is not cytotoxic (toxic to living cells)
- A synergistic ratio of 1:6 inhibits growth of most tumor cells.
- Examples include ovarian and colorectal cancers.
- Has also shown efficacy in kidney, breast, brain, prostate, lung, liver, uterine and skin cancers.


Trypsinogen
Chymotrypsinogen

Investment Highlights

Targeted Therapy for Metastatic Cancer:	**Expansive Market Demand:**
Global demand for effective, safe and easy to administer cancer treatments increasing rapidly.	The Company seeks worldwide regulatory approval for PRP in several indications where few treatment options exist.
Multiple Mechanisms of Action	**Encouraging Patient Data**
PRP exerts multiple effects, inhibiting tumor growth and blood supply and stopping it spreading.	15 years of scientific research and clinical experience suggest PRP may be an effective tool against metastatic cancer.
Unique Intellectual Property	**Strategic Partnerships**
The Company is building an IP portfolio around its scientific understanding of the effects of pro-enzymes in cancer, new formulations, new routes of administration and potential new targets.	Promising alliances and partnerships to in-license or acquire additional pipeline opportunities

Propanc Biopharma, Inc.

Propanc Biopharma Inc.
OTCQB: PPCH
May 2017
www.propanc.com

Compassionate Use Data

- 46 terminal patients (UK & AUS) administered two proenzymes plus amylase via suppository.
- Independent review concluded 16 patients significantly exceeded life expectancy.
- Response rate comparable to cytotoxic or immunologic approaches at Phase I.
- No severe or even serious adverse effects.
- Most showed improved quality of life/ relief of symptoms.
- Increased dose may result in better therapeutic efficacy.

Propanc Innovation & Intellectual Property

- Six patent applications covering several important discoveries regarding proenzymes and their anti-cancer effects:
  - Pharmaceutical composition for treating cancer
  - Proenzyme compositions
  - Cancer treatment (eradicating CSCs)
  - Composition of proenzymes for cancer treatment
- Lead patent approved in several countries including the US & under examination in the EU.

PRP Development Timeline	2016		2017				2018			
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Non-Clinical Development	■	■	■							
Finished Product Manufacturing	■	■	■	■	■	■				
Obtain Regulatory Approval for F.I.M.						■				
Phase IIa Patient Trials							■	■	■	■

Mr James Nathanielsz
Chief Executive Officer

- Director and Chief Executive Officer since October 2007
- 20 years of experience in R&D, Manufacturing and Distribution including 10 years in Oncology including the development of chemotherapeutics
- Bachelor of Applied Science, (Biochemistry/ Applied Chemistry) and Master of Entrepreneurship & Innovation, Swinburne University of Technology, Melbourne, Australia

Dr Julian Kenyon
Chief Scientific Officer

- Founded the company and appointed Director on February 12, 2008
- Medical Director of the Dove Clinic for Integrated Medicine, UK since 2000
- Bachelor of Medicine and Surgery and Doctor of Medicine, Universityof Liverpool
- Primary Fellow of the Royal College of Surgeons, Edinburgh for over 40 years

Prof Klaus Kutz
Chief Medical Officer

- 15 years of experience as independent consultant in Clinical Pharmacology and Safety in oncology for pharmaceutical companies and clinical research organizations
- 12 years of experience Head of Pharmacology in 2 multinational pharma companies
- Specialist for Internal Medicine, Gastroenterology, and Clinical Pharmacology
- Professor of Medicine, University of Bonn, Germany

Investor Contact
Stanley Wunderlich
Consulting for Strategic Growth 1
516-729-3714
swunderlich@cfsg1.com

Media Contact
Consulting for Strategic Growth 1
800-625-2236
info@cfsg1.com

Company Contact
James Nathanielsz
Chief Executive Officer
302/6 Butler Street, Camberwell
Victoria, 3124, Australia